Exhibit 99.2

FNBH Bancorp, Inc.

Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
Assets	2010	2009
Cash and due from banks	$40,376,267	$36,942,636
Short term investments	196,159	101,029
Total cash and cash equivalents	40,572,426	37,043,665

Investment securities:
Investment securities available for sale, at fair value	27,269,670	22,705,612
FHLBI and FRB stock, at cost	901,350	994,950
Total investment securities	28,171,020	23,700,562

Loans held for investment:
Commercial	203,025,518	235,937,243
Consumer	16,641,544	18,777,849
Real estate mortgage	16,271,284	19,330,658
Total loans held for investment	235,938,346	274,045,750
Less allowance for loan losses	(13,970,170)	(18,665,173)
Net loans held for investment	221,968,176	255,380,577
Premises and equipment, net	7,692,185	8,091,463
Other real estate owned, held for sale	4,294,212	3,777,119
Facilities held for sale, net	-	60,453
Accrued interest and other assets	2,642,511	4,336,526
Total assets	$305,340,530	$332,390,365

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$62,294,189	$65,643,739
NOW	52,018,941	50,642,881
Savings and money market	75,226,475	72,297,919
Time deposits	100,382,011	121,200,201
Brokered certificates of deposit	3,358,573	5,410,951
Total deposits	293,280,189	315,195,691
Other borrowings	-	413,970
Accrued interest, taxes, and other liabilities	1,926,543	2,404,440
Total liabilities	295,206,732	318,014,101

Shareholders' Equity
Preferred stock, no par value. Authorized 30,000 shares; no shares
issued and outstanding	-	-
Common stock, no par value. Authorized 7,000,000 shares at December 31, 2010 and December 31, 2009; 3,165,392 shares issued and outstanding at December 31,
2010 and 3,149,850 shares issued and outstanding at December 31, 2009	6,935,140	6,738,128
Retained earnings	2,747,615	6,641,060
Deferred directors' compensation	708,372	885,919
Accumulated other comprehensive income	(257,329)	111,157
Total shareholders' equity	10,133,798	14,376,264
Total liabilities and shareholders' equity	$305,340,530	$332,390,365

FNBH Bancorp, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended Dec 31		Twelve months ended Dec 31
	2010	2009	2010	2009
Interest and dividend income:
Interest and fees on loans	$3,196,703	$3,615,742	$13,153,069	$16,009,172
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMOs	180,229	232,264	770,493	1,205,935
Obligations of states and political subdivisions	71,363	81,360	282,384	446,827
Other securities	6,120	6,120	20,484	29,984
Interest on certificates of deposit	-	16,269	-	162,812
Interest on short term investments	163	416	487	14,813
Total interest and dividend income	3,454,578	3,952,171	14,226,917	17,869,543

Interest expense:
Interest on deposits	513,216	880,831	2,494,914	4,566,956
Interest on other borrowings	-	7,713	1,174	65,399
Total interest expense	513,216	888,544	2,496,088	4,632,355

Net interest income	2,941,362	3,063,627	11,730,829	13,237,188
Provision for loan losses	2,375,000	1,200,000	5,975,000	15,846,853
Net interest income (deficiency) after provision for loan losses	566,362	1,863,627	5,755,829	(2,609,665)

Noninterest income:
Service charges and other fee income	671,391	837,448	2,954,457	3,223,857
Trust income	51,938	77,426	238,602	336,258
Gain on available for sale securities	329,110	106,542	329,110	198,651
Other	29,777	4,511	32,138	9,129
Total noninterest income	1,082,216	1,025,927	3,554,307	3,767,895

Noninterest expense:
Salaries and employee benefits	1,171,020	1,513,521	5,100,377	6,532,037
Net occupancy expense	228,687	286,249	1,048,165	1,138,208
Equipment expense	85,232	93,351	338,412	382,701
Professional and service fees	544,016	487,072	1,826,368	2,058,513
Loan collection and foreclosed property expenses	119,326	339,964	689,826	1,099,083
Computer service fees	112,597	126,401	455,663	464,224
Amortization expense	59,832	66,771	254,582	267,852
FDIC assessment fees	353,885	348,890	1,428,838	1,639,183
Insurance	154,534	151,167	681,299	509,486
Printing and supplies	40,369	44,839	147,437	184,058
Director fees	15,575	15,300	64,025	73,742
Net loss on sale/writedown of OREO and repossessions	124,443	364,457	378,893	827,324
Other	187,863	161,426	732,433	762,270
Total noninterest expense	3,197,379	3,999,408	13,146,318	15,938,681

Loss before federal income taxes	(1,548,801)	(1,109,854)	(3,836,182)	(14,780,451)

Federal income tax expense (benefit)	127,396	(1,552,054)	57,263	(1,084,568)
Net income (loss)	$(1,676,197)	$442,200	$(3,893,445)	$(13,695,883)

Per share statistics:
Basic and Diluted EPS	$(0.52)	$0.14	$(1.22)	$(4.32)
Dividends	$-	$-	$-	$-
Basic and diluted average shares outstanding	3,197,425	3,178,514	3,193,101	3,167,918